UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 4, 2016

RESPIRERX PHARMACEUTICALS INC.

(Exact name of registrant as specified in its charter)

Delaware	1-16467	33-0303583
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

126 Valley Road, Suite C Glen Rock, New Jersey	07452
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 444-4947

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On September 12, 2016, RespireRx Pharmaceuticals Inc. (the “Company”) issued a press release announcing preliminary top-line analysis of safety and efficacy data from a Phase 2A clinical trial of the Company’s proprietary ampakine compound, CX1739, that was recently conducted at Duke University. The Company’s President and Chief Executive Officer, James S. Manuso, subsequently made a presentation on Monday, September 12, 2016 at the Rodman & Renshaw 18th Annual Global Investment Conference, in part discussing that data. A slide presentation was provided in connection with Dr. Manuso’s presentation.

On October 3, 2016, the Company discovered an error in the data reported to it that the Company believes will affect the efficacy data analysis. However, at this time, the Company does not know the extent of the effect. The safety data is expected to remain unchanged. Accordingly, on October 4, 2016, the Company issued a press release retracting the efficacy data contained in the September 12, 2016 press release. The October 4, 2016 press release is attached as Exhibit 99.1 to this Current Report on Form 8-K. The Rodman & Renshaw Conference slide presentation was included on the Company’s website in the ordinary course of business. In light of this new information, the Company intends to remove that presentation from its website and to provide a new slide presentation, both on its website and via a Current Report on Form 8-K, as soon as practical.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

A list of exhibits required to be filed as part of this report is set forth in the Exhibit Index, which is presented elsewhere in this document, and is incorporated herein by reference.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESPIRERX PHARMACEUTICALS INC.
Date: October 4, 2016
	By:	/s/ James S. Manuso
James S. Manuso President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Description
99.1	Press Release dated October 4, 2016*

* Furnished herewith.